UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2017

Commission file number:   000-53662

IRONCLAD ENCRYPTION CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	81-0409475
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 S. Post Oak Lane, Houston TX, Suite 1700	77056
(Address of principal executive offices)	(Zip Code)

(888) 362-7972

(Issuer's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Appointment of Certain Officers

On May 16, 2017 the Board of Directors of Ironclad Encryption Corporation (the “Company”) appointed Mr. David G. Gullickson as the Company’s Vice President of Finance, Treasurer, and Principle Financial and Accounting Officer.  The appointment is effective immediately.

Mr. Gullickson has over 25 years of experience as an executive officer, Chief Financial Officer or Chief Accounting Officer of several SEC registered companies on each of the major exchanges and markets, and for companies owned by private-equity companies that planned or implemented initial public offerings.  He began his accounting career as a CPA as an auditor with Ernst & Young LLP in Houston, Texas.

He holds a Bachelor of Arts degree in Economics and a Master of Professional Accounting degree, both from the University of Texas in Austin.  Mr. Gullickson is a Certified Public Accountant in Texas.

There are no family relationships between Mr. Gullickson and any of the Company's officers or directors.  There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

Mr. Gullickson’s compensation will be equal to that of all other Company officers, currently $5,000 per month, during the Company’s current period of business development.

Ironcladencryption.com includes details of product technology and services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

IRONCLAD ENCRYPTION CORPORATION

Date: May 18, 2017

/s/ James D. McGraw

By: ______________________

James D. McGraw,

President and Principal Executive Officer